Exhibit 10.35

LOAN AGREEMENT

THIS LOAN AGREEMENT is made as of September 18, 2014 by and between AXION INTERNATIONAL HOLDINGS, INC., a Colorado corporation having an address at c/o SGR Investments LLC, 5301 Wisconsin Avenue, N.W., Suite 510, Washington, DC 20015 (“Borrower”) and EAGLEBANK, a Maryland banking corporation (“Lender”).

RECITALS

Borrower has requested Lender to make a loan to Borrower in the maximum principal amount of $4,000,000.00 (the “Loan”). Lender has required, as a condition precedent to making the Loan, that Borrower execute and deliver this Loan Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of these premises, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:

1.            DEFINITIONS AND GENERAL RULES OF CONSTRUCTION

1.1.         Definitions. In this Agreement, all defined terms are capitalized and have the meaning given on Exhibit A attached hereto and made a part hereof.

1.2.         Accounting Terms. All accounting terms not specifically defined herein shall have the meanings assigned to them as determined by income tax accounting principles, consistently applied.

1.3.         Tense; Gender; Section Headings. In this Agreement, the singular includes the plural and vice versa. Each reference to any gender also applies to any other gender. The Section headings are for convenience only and are not part of this Agreement.

2.            ADVANCES OF THE LOAN

2.1          Advances of Loan Proceeds. Borrower shall request advances and re-advances of the Loan in order to fund renovations to an operations plant owned by Borrower in Zanesville, Ohio, and for short-term-working capital needs by submitting a written request on a form prescribed by Lender, accompanied by such other documentation as Lender shall reasonably request.

3             REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties. Borrower represents and warrants to Lender as follows:

3.1.1           Binding Agreement. The Note, this Agreement and the other Loan Documents constitute the valid and legally binding obligations of Borrower, enforceable in accordance with their respective terms.

3.1.2           Information. All information contained in any financial statement, application, schedule, report, certificate, opinion, or any other document given by Borrower or by any other Person in connection with the Loan or with any of the Loan Documents is in all respects true and accurate, and neither Borrower nor any other Person has omitted to state any material fact or any fact necessary to make such information not misleading.

3.1.3           Financial Statements. The financial statements of Borrower delivered to Lender prior to the date of this Agreement are true and correct in all material respects and fairly present the financial condition of Borrower as of their respective dates, and no material adverse change has occurred in the financial condition of Borrower since the respective dates thereof.

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3.1.4           No Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of Borrower, threatened against Borrower at law or in equity or before or by any governmental authority, which Borrower believes will have a material adverse impact upon Borrower’s financial position. Borrower is not in default with respect to any order, writ, injunction, decree, or demand of any court or any governmental authority.

3.1.5           No Breach of Other Agreements. The consummation of the transactions contemplated by this Agreement and the performance of this Agreement and the other Loan Documents will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan or credit agreement, or any other instrument to which Borrower is a party or by which either may be bound or affected.

3.1.6           No Violation of Laws. The consummation of the Loan will not violate or result in a violation of any provision of any applicable federal, state or local law, statute, rule or regulation, or any order of any court or other governmental authority having jurisdiction, or any authorized official, board, department, instrumentality, or agency thereof.

3.1.7           Name; Location of Places of Business; Other Information Relevant to Perfection. Borrower’s correct legal name is as specified on the signature lines of this Agreement, and each legal name of Borrower for the previous 12 years (if different from Borrower’s current legal name) is as specified on Exhibit B of this Agreement.

3.2          Continuing Nature of Representations and Warranties. Borrower hereby represents, warrants, covenants and agrees that the representations and warranties made by Borrower in Section 3.1 (other than those that by their terms are specifically made as of the date of this Agreement) shall remain true and accurate in all respects throughout the term of the Loan.

4            AFFIRMATIVE COVENANTS

Until payment in full of all of the Liabilities:

4.1          Payment and Performance. Borrower shall pay the Liabilities as and when due and payable and shall perform, comply with, and observe all of the terms and conditions of the Loan Documents.

4.2          Costs of Transaction. Borrower shall pay all reasonable costs and expenses incident to the making of the Loan and perfection of Lender’s security interests under this Agreement and the other Loan Documents, including but not limited to reasonable attorneys’ fees incurred by Lender.

4.3          Notice of Litigation. Borrower shall notify Lender promptly of any litigation which Borrower believes will have a material adverse impact upon Borrower’s financial position instituted or threatened against Borrower (to the extent Borrower has knowledge thereof) and of the entry of any judgment against any of Borrower’s assets or properties.

4.4.         Taxes. Borrower shall pay and discharge all Taxes prior to the date when any interest or penalty would accrue for the nonpayment thereof.

4.5.         Payment of Indebtedness to Others. Borrower shall pay when and as due all indebtedness due to third Persons.

4.6.         Further Assurances and Corrective Instruments. Borrower, upon reasonable request by Lender from time to time, shall execute and deliver, or cause to be executed and delivered, such supplements hereto and such further instruments as may be required by Lender for carrying out the intention of the parties to, or facilitating the performance of, this Agreement. If Borrower fails to respond to any request by Lender to execute any such document within 10 calendar days after a request by Lender, Borrower hereby appoints Lender or any officer of Lender as Borrower’s attorney in fact for purposes of executing such document in Borrower’s name, which power of attorney is coupled with an interest and irrevocable.

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4.7.          Expense Payments. If Borrower shall fail to make any payment or otherwise fail to perform, observe, or comply with any of the conditions, covenants, terms, or agreements contained in this Agreement, Lender, upon five (5) business days’ notice to Borrower and without waiving or releasing any obligation or any Event of Default may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account of and at the expense of Borrower, and may enter upon any premises of Borrower for that purpose and take all such action thereon as Lender may, in its reasonable discretion consider necessary or appropriate for such purpose. All sums so paid or advanced by Lender (“Expense Payments”), together with interest thereon from the date paid, advanced, or incurred until repaid in full at a per annum rate of interest equal at all times to the default rate of interest described in the Note, shall be paid by Borrower to Lender upon demand by Lender.

4.8.          Maintenance of Accounts. Borrower and its affiliates shall maintain the current level of their deposit relationship with Lender.

4.9           Financial Reporting. So long as the Liabilities remain outstanding, Borrower shall furnish to Lender (i) its annual federal tax returns (and any extension requests), including all schedules and attachments thereto, within thirty (30) days of filing, (ii) its fiscal year-end, accountant-prepared, audited financial statements, on or before May 31st of each year and (iii) its quarterly, internally-prepared, financial statements, on or before thirty (30) days following the end of each calendar quarter. In addition, On or before September 1st of each year, so long as the Liabilities remain outstanding, Borrower shall cause each guarantor of the Loan to furnish to Lender a personal financial statement for the previous calendar year reporting assets, liabilities, net worth, calendar year cash flow and a detail of any and all contingent liabilities, such personal financial statement to be accompanied by copies of bank and/or brokerage statements supporting the liquid assets identified in such personal financial statement. Borrower shall also cause each guarantor of the Loan to furnish to Lender his annual federal tax returns (and any extension requests), including all schedules and attachments thereto, within thirty (30) days of filing. Borrower will promptly deliver to Lender and such other financial information as Lender may from time to time reasonably require.

5             DEFAULT AND REMEDIES

5 .1         Events of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement and under the other Loan Documents:

(a)          Failure to Pay. Borrower fails to pay within ten (10) days of when due, any of the Liabilities.

(b)          Failure to Perform. Borrower fails to observe or perform any covenant or agreement contained in this Agreement, and such failure continues for thirty (30) days following written notification by Lender of such failure.

(c)          Failure of Representation or Warranty. If any representation or warranty contained in this Agreement or any information contained in any financial statement, application, schedule, report, or any other document given by Borrower in connection with the Loan or this Agreement shall fail to be true, accurate and complete and not misleading

(d)          Default Under Other Loan Documents. An event of default (as defined therein) occurs under any of the other Loan Documents.

(e)          Judgment. Any judgment in excess of $50,000.00 is entered against Borrower or any attachment or other levy against the property of Borrower with respect to a claim remains unpaid, unstayed on appeal, undischarged, unbonded, and undismissed for a period of 30 calendar days.

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(f)          Material Adverse Change. Lender determines in good faith that a material adverse change has occurred in the financial condition of Borrower from the financial condition set forth in the most recent financial statement furnished to Lender, or from the financial condition of Borrower most recently disclosed to Lender in any manner. In furtherance and not in limitation of the foregoing, each of the following events shall constitute a material adverse change: (i) if Borrower generally is unable to pay debts as they mature; (ii) the filing of any petition for relief under the Bankruptcy Code or any similar federal or state statute by Borrower; (iii) the filing of any petition for relief under the Bankruptcy Code or any similar federal or state statute against Borrower, which petition is not unconditionally dismissed within 60 days after it is filed; (iv) an application for the appointment of a receiver or custodian for, the making of a general assignment for the benefit of creditors by, or the insolvency of Borrower; (v) the transfer of assets by Borrower for other than reasonably equivalent value except for customary charitable and political contributions, family gifts and transfers for estate planning purposes and (vi) death of a guarantor of the Loan. Notwithstanding the foregoing, in the event of a material adverse change under clause (vi) above, an Event of Default shall occur only in the event the estate of such guarantor fails to assume and reaffirm the obligations of such guarantor in writing to Lender within thirty (30) days.

5.2          Remedies of Lender. Upon the occurrence of any Event of Default, in addition to all other rights and remedies available to Lender under the Loan Documents and applicable law, Lender shall have the following rights and remedies:

5.2.1           Set-Off. Lender may set-off any amounts in any individual personal (as opposed to joint or business operating) account or represented by any certificate with Lender in the name of Borrower or in which Borrower has an interest.

5.2.2           Other Remedies. Lender may pursue such other remedies provided for in the Loan Documents or permitted by law, which Lender may deem appropriate, it being specifically understood and agreed that any remedies may be exercised in the alternative or cumulatively in the sole discretion of Lender.

5.2.3           Liquidation Costs. Borrower shall reimburse and pay to Lender upon demand all Liquidation Costs, including without limitation attorneys’ fees and expenses, advanced, incurred by, or on behalf of Lender in collecting and enforcing the Liabilities and the Loan Documents. All Liquidation Costs shall bear interest payable by Borrower to Lender upon demand from the date advanced or incurred until paid in full at a per annum rate of interest equal the default rate of interest described in the Note.

5.2.4           No Waiver, Etc. No failure or delay by Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement or of any of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Loan Documents, Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or any of the other Loan Documents, or to declare an Event of Default for failure to effect such prompt payment of any such other amount.

6             MISCELLANEOUS

6.1          Notices. Any notice, demand or request shall be provided in writing, shall be delivered to the address noted below and shall be deemed fulfilled (i) upon personal service, hand delivery or receipt of facsimile confirmation, or (ii) on the date receipt is acknowledged if deposited in any post office or letter box, postage prepaid, by certified mail, return receipt requested, or (iii) on the next business day after deposited with a recognized overnight courier. All notices shall be sent to the following address (or such other address as the parties hereto may provide in writing from time to time):

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If to Borrower to:	c/o SGR Investments LLC
5301 Wisconsin Avenue, N.W.
Suite 510
Washington, DC 20015 Attn: Mr. Samuel Rose Fax No: 202-686-3617

If to Lender to:	EAGLEBANK
7815 Woodmont Avenue
Bethesda, Maryland 20814
Attn: Kenneth Scales, Senior Vice President
Fax No.: 301-718-8973

6.2           Liability of Lender. Lender, by the acceptance and performance of this Agreement, does not assume any liability, and Borrower hereby releases Lender and Lender’s agents, employees and attorneys from any such liability, and no claim shall be made by Borrower upon Lender or such employees or agents for or on account of any matter or thing in excess of the balance of the Loan proceeds not yet advanced to Borrower.

6.3           Survival of Agreements. All agreements, covenants, representations, and warranties of Borrower made in this Agreement shall survive the making of the advances under this Agreement.

6.4           Successors. This Agreement shall be binding upon and inure to the benefit of Borrower, its heirs, personal representatives, successors, and those assigns approved in writing by Lender, and upon and to Lender, its successors and assigns.

6.5           Applicable Law. This Agreement is made, executed, and delivered in the State of Maryland, and Maryland law (but excluding Maryland principles of conflicts of laws) shall govern its interpretation, performance, and enforcement.

6.6           Assignment not Effective. Any attempted assignment or transfer of Borrower’s’ rights under this Agreement without the prior written consent of Lender shall be void.

6.7           Obligations of Borrowers. Borrower’s obligations and representations under this Agreement shall be in addition to all obligations, covenants, and representations made by or on behalf of Borrower in all other documents delivered in connection with the Loan and the transactions contemplated hereby.

6.8           No Oral Modification. Neither this Agreement nor any term, condition, representation, warranty, covenant, or agreement set forth in this Agreement may be changed, waived, discharged, or terminated orally but only by an instrument in writing by the party against whom such change, waiver, discharge, or termination is sought.

6.9           Integration. This Agreement and the Loan Documents constitute the entire agreement between Lender and Borrower regarding the Loan, and shall completely and fully supersede all other prior agreements, both written and oral, between Borrower and Lender regarding their respective rights, obligations, and responsibilities relating to the Loan.

6.10         Severability. If any provision or part of any provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

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6.11         Time. Time is of the essence of all of Borrower’s obligations under this Agreement.

7             CONSENTS AND WAIVERS

7.1           Consent to Jurisdiction. Borrower consents to the nonexclusive jurisdiction of any and all state and federal courts in the State of Maryland with jurisdiction over Borrower and Borrower assets. Borrower agrees that any controversy arising under or in relation to this Agreement or any of the other Loan Documents shall be litigated exclusively in the State of Maryland. The state and federal courts and authorities with jurisdiction in the State of Maryland shall have nonexclusive jurisdiction over all controversies which may arise under or in relation to this Agreement, including without limitation those controversies relating to the execution, interpretation, breach, enforcement or compliance with this Agreement or any other issue arising under, related to, or in connection with any of the Loan Documents. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any litigation arising from the this Agreement or any other Loan Document, and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

7.2           Jury Trial Waiver. Borrower and Lender hereby waive trial by jury in any action or proceeding to which Borrower or Lender may be parties, arising out of or in any way pertaining to this Agreement or any of the other Loan Documents. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Agreement. This waiver is knowingly, willingly and voluntarily made by Borrower, and Borrower hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Borrower further represents that it has been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed under seal as of the date first above written.

BORROWER:

AXION INTERNATIONAL HOLDINGS, INC.
a Colorado limited liability company

By:	/s/ Thomas Bowersox	[SEAL]
Name:	Thomas Bowersox
Title:	Secretary

LENDER:

EAGLEBANK, a Maryland banking corporation

By:	/s/ Kenneth Scales	(SEAL)
Name:	Kenneth Scales
Title:	Senior Vice President

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Acknowledgment

STATE OF MARYLAND, CITY/COUNTY OF MONTGOMERY, TO WIT:

I HEREBY CERTIFY that on this 18th day of September 2014, before me, the subscriber, a Notary Public of the jurisdiction aforesaid, personally appeared Thomas Bowersox, and acknowledged that he executed the foregoing document as the duly authorized Secretary of AXION INTERNATIONAL HOLDINGS, INC., a Colorado corporation, for the purposes therein contained.

IN WITNESS MY Hand and Notarial Seal.

/s/ Karen V. Gunther	(SEAL)
NOTARY PUBLIC

My Commission Expires:

9-28-16

STATE OF MARYLAND, CITY/COUNTY OF MONTGOMERY, TO WIT:

I HEREBY CERTIFY that on this 18th day of September, 2014, before me, the subscriber, a Notary Public of the jurisdiction aforesaid, personally appeared Kenneth Scales, and acknowledged himself to be a Senior Vice President of EAGLEBANK, a Maryland banking corporation, and acknowledged that he, being authorized so to do, executed the foregoing document for the purposes therein contained, in the aforementioned capacity.

IN WITNESS MY Hand and Notarial Seal.

/s/ Porcha M. Snowden	(SEAL)
NOTARY PUBLIC

My Commission Expires:
Sept. 23, 2015

PORCHA M. SNOWDEN
Notary Public
Montgomery County
Maryland
My Commission Expires Sept. 23, 2015

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EXHIBIT A

Definitions

Agreement means this Loan Agreement, including all schedules and exhibits hereto, as it may be amended, restated, extended, consolidated or increased from time to time.

Borrower means Axion International Holdings, Inc.

Code means the Internal Revenue Code of 1986, as amended, and the income tax regulations now or hereafter issued thereunder.

Event of Default means any of those events described in Section 5.1 of this Agreement.

Expense Payment has the meaning ascribed to it in Section 4.11 of this Agreement.

IRS means the Internal Revenue Service.

Lender means EagleBank.

Liabilities means: the obligation of Borrower to pay: (i) the unpaid principal amount of the Note, plus all accrued and unpaid interest thereon; and (ii) all other charges, interest, and expenses chargeable by Lender to Borrower under the Note, this Agreement and the other Loan Documents.

Lien means any mortgage, deed of trust, pledge, security interest, assignment, encumbrance, lien, or charge of any kind, including without limitation any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

Liquidation Costs means all expenses, charges, costs, and fees (including without limitation attorneys’ fees and expenses) of any nature whatsoever paid or incurred by or on behalf of Lender in connection with: (a) the collection or enforcement of any of the Liabilities; and (b) the collection or enforcement of any of the Loan Documents.

Loan means the revolving loan in the maximum principal amount of Four Million Dollars ($4,000,000) made by Lender to Borrower, as evidenced by the Note.

Loan Documents means collectively the Note, this Agreement, and all other instruments, documents, and agreements now or hereafter evidencing, securing, guaranteeing, indemnifying, or given by Borrower or any third party in connection with the Loan or any of the other Liabilities, as such documents may be amended, restated, extended, spread, consolidated or increased from time to time.

Note means that certain Promissory Note of even date herewith in the principal amount of $4,000,000.00 made by Borrower to the order of Lender, as it may be amended, restated, extended, consolidated or increased from time to time.

Person means an individual, an estate, a trust, a corporation, a partnership, a limited liability company, a government or governmental agency or instrumentality and any other legal entity.

Taxes means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed, or imposed on Borrower or any of Borrower’s properties or assets or income or any part thereof or in respect of any of Borrower’s franchises, businesses, income or profits, and all claims for sums which by law have or might become a lien or charge upon any of Borrower’s properties or assets or any part thereof.

EXHIBIT B

Borrower’s correct legal name:	Axion International Holdings, Inc.

Other legal names used by
Borrower during the
previous 12 years:	Analytical Surveys, Inc.

Borrower’s employer identification number:

Address of Borrower:	c/o SGR Investments LLC
5301 Wisconsin Avenue, N.W.
Suite 510
Washington, DC 20015